EXHIBIT 1

                                    AGREEMENT

     This Agreement is made as of the 18th day of May, 2000, between the Louise
B. Tollefson Revocable Trust dated 12/23/1997 (the "Trust") and Louise B. Tollefson ("Tollefson").

     The Parties hereto hereby agree that a single, joint statement (and any amendments thereto) containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, Inc., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the Trust and Tollefson.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                          LOUISE B. TOLLEFSON REVOCABLE
                                          TRUST DATED 12/23/1997

                                          By:/s/ LOUISE B. TOLLEFSON
                                             -----------------------
                                                Louise B. Tollefson
                                                Trustee

                                          /s/ LOUISE B. TOLLEFSON
                                          -----------------------
                                          Louise B. Tollefson